Exhibit 1.1

EXECUTION VERSION

BRIGHTHOUSE FINANCIAL, INC.

14,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of

6.750% Non-Cumulative Preferred Stock, Series B

Underwriting Agreement

May 18, 2020

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

listed in Schedule 1 hereto.

Ladies and Gentlemen:

Brighthouse Financial, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed on Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the number of depositary shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B, par value $0.01 per share (the “Preferred Shares”), of the Company set forth on Schedule 1 hereto (said shares to be issued and sold by the Company being hereinafter referred to as the “Underwritten Securities”), and, at the option of the Underwriters, up to 2,100,000 additional depositary shares, each representing a 1/1,000th interest in a Preferred Share (the “Option Securities”). The Underwritten Securities and the Option Securities are herein referred to collectively as the “Securities”.

The Preferred Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by the Depositary (as defined below) pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of May 21, 2020, among the Company, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary (the “Depositary”), and holders from time to time of the Depositary Receipts issued thereunder to evidence the Securities. Each Security will represent a 1/1,000th interest in one Preferred Share pursuant to the Deposit Agreement. The terms of the Preferred Shares will be set forth in a certificate of designations (the “Certificate of Designations”), the proposed form of which has been provided to the Underwriters, to be filed by the Company with the Secretary of State of the State of Delaware.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-227190), including a prospectus (the “Basic Prospectus”), relating to securities, including the Securities, to be issued from time to time by the Company. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Basic Prospectus together with any preliminary prospectus supplement specifically relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the term “Prospectus” means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities in the form first used (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities. Any reference in this Underwriting Agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated May 18, 2020 and each “free-writing prospectus” (as defined pursuant to

Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Pricing Disclosure Package. “Applicable Time” means 4:25 p.m., New York City time, on May 18, 2020.

2.    Purchase of the Securities.

(a)    The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Securities set forth opposite such Underwriter’s name on Schedule 1 hereto at a price (the “Purchase Price”) equal to (i) $24.2125 per Security for retail orders and (ii) $24.5000 per Security for institutional orders.

(b)    In addition, the Company agrees to sell the Option Securities to the several Underwriters, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities, solely to cover over-allotments, if any, at the Purchase Price, less an amount per share, if any, equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities, but not payable on the Option Securities. If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities that bears the same proportion to the aggregate number of Option Securities to be purchased by the several Underwriters as the number of Underwritten Securities set forth in Schedule 1 hereto opposite the name of such Underwriter (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments as the Representatives in their sole discretion shall make to eliminate any fractional Securities.

The Underwriters may exercise the option to purchase Option Securities at any time in whole, or from time to time in part, on or before the 30th day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Initial Closing Date (as hereinafter defined) but shall not be earlier than the Initial Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(c)    The Company understands that the Underwriters intend to make a public offering of the Securities, and initially to offer the Securities for sale to the public on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell

Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Securities purchased by it to or through any Underwriter.

(d)    Payment for and delivery of the Securities shall be made via electronic exchange at 10:00 A.M. New York City time on May 21, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Initial Closing Date”, and the time and date for such payment for the Option Securities, if other than the Initial Closing Date, is herein referred to as an “Additional Closing Date”. Each of the Initial Closing Date and the Additional Closing Date are herein referred to as a “Closing Date”.

(e)    Payment for the Securities to be purchased on any Closing Date shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global Depositary Receipts (the “Global Receipts”) representing the Securities purchased on such date, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Receipts shall be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the applicable Closing Date.

(f)    The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Representatives or any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in a Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of any Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents, if any, listed on Annex A hereto and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of each Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer

Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g)    No Material Adverse Change. Since the date of the most recent financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has sustained any loss or interference material to the business of the Company and its subsidiaries considered as a whole, other than as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, other than intercompany arrangements and the impact therefrom among the Company and its subsidiaries as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which would not materially impact the Company and its subsidiaries considered as a whole, there has not been any (i) material addition, or development involving a prospective material addition, to the liability of any Material Subsidiary (as defined below) for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of any subsidiary of the Company or material change in the capital stock or other ownership interests of the Company or any of its Material Subsidiaries or any material increase in the long-term debt of the Company or its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or GAAP basis, as applicable) of the Company and its subsidiaries considered as a whole. For purposes of this Agreement, “Material Subsidiary” means the subsidiaries listed in Schedule 2 to this Agreement. The subsidiaries identified in Schedule 2 to this Agreement as “significant subsidiaries” are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(h)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects that materially interfere with the use made and proposed to be made of such property by the Company or any of its Material Subsidiaries, except, in each case, such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, equity, reserves, surplus or results of operations of the Company and its consolidated subsidiaries considered as a whole (a “Material Adverse Effect”), and any material real property and material buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions that do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company or any of its Material Subsidiaries.

(i)    Organization and Good Standing. The Company and each of its Material Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been duly qualified for the transaction of business and are in good standing under the laws of each other jurisdiction in which their ownership or lease of property or the conduct of their businesses require such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(j)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Material Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Pricing Disclosure Package and the Prospectus), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)    Due Authorization. The Company has the corporate power and authority to execute and deliver this Agreement, the Securities, the Deposit Agreement and the Certificate of Designations (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. This Agreement has been duly executed and delivered by the Company.

(l)    Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and on the Initial Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

(m)    Certificate of Designations. The terms of the Certificate of Designations have been duly authorized by the Company and the Certificate of Designations sets forth the powers, designations, preferences and relative, participating, optional or other rights of the Preferred Shares, and the holders of the Preferred Shares will have the rights set forth in the Certificate of Designations upon the filing thereof with the Secretary of State of the State of Delaware.

(n)     The Preferred Shares. The Preferred Shares represented by the Securities, when issued by the Company, may be freely deposited by the Company with the Depositary against issuance of such Securities; the Preferred Shares represented by the Securities have been duly authorized by the Company for issuance and deposit, and, when issued and deposited against issuance of such Securities, and upon the filing and effectiveness of the Certificate of Designations, will be validly issued, fully paid and non-assessable; and the issuance of the Preferred Shares is not subject to preemptive rights.

(o)    The Securities. The deposit of the Preferred Shares by the Company in accordance with the Deposit Agreement has been duly authorized by the Company and, assuming due execution and delivery by the Depositary of the Deposit Agreement and the Securities and the deposit of the Preferred Shares in respect thereof in accordance with the Deposit Agreement, when such Securities are issued and delivered pursuant to this Agreement and the Deposit Agreement against payment of the Purchase Price therefor, such Securities will be validly issued and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.

(p)    Description of the Securities and the Preferred Shares. The Securities, the Preferred Shares and the Certificate of Designations will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(q)    Insurance Subsidiaries. Each subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (each, an “Insurance Subsidiary” and collectively, the “Insurance Subsidiaries”) is licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the “Approvals”) of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect.

(r)    Approvals and Filings. The Company and each Material Subsidiary has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company, the Company and each Material Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor any Material Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Material Subsidiary, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except for any such non-compliance, suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect.

(s)    Compliance with Insurance Laws and Regulations. Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions that are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(t)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered or made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anti-corruption law; or (iv) offered or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and ensure compliance with such anti-bribery and anti-corruption laws.

(u)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”, and such sanctions, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, and are not knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(w)    Broker-Dealer and Investment Advisor Subsidiaries. Each subsidiary which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a “Broker-Dealer Subsidiary” and an “Investment Advisor Subsidiary”) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Pricing Disclosure Package, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in a certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction that are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(x)    No Conflict. The issuance and sale of the Securities pursuant to this Agreement, the issuance and deposit of the Preferred Shares with the Depositary and compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other written agreement or similar instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or that affects the validity, performance or consummation of the transactions contemplated by the Transaction Documents, nor will such action result in any violation of any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in each case other than such breaches, conflicts, violations, or defaults which individually or in the aggregate, would not have a Material Adverse Effect and would not adversely affect the validity or performance of the Company’s obligations under the Transaction Documents; nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws or other organizational documents of the Company or any of its subsidiaries; and no Approval of or Filing with any such court or insurance regulatory authority or other governmental agency or body is required for the issuance or sale of the Securities, the issuance and deposit of the Preferred Shares with the Depositary or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration of the Securities under the Securities Act and such Approvals or Filings as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware.

(y)    Legal Proceedings. Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, challenging the transactions contemplated by the Transaction Documents or which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(z)    No Violation or Default. Neither the Company nor any of its Material Subsidiaries is in violation of any of its certificate of incorporation or by-laws or similar organizational documents. Neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, which default or violation under clause (i) or (ii) above would have, individually or in the aggregate, a Material Adverse Effect.

(aa)    Independent Accountants. Deloitte & Touche LLP, which has audited certain consolidated financial statements of the Company, is an Independent Registered Public Accounting Firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(bb)    Investment Company Act. The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(cc)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd)    Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that is designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)    Taxes. (i) All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, (ii) (A) all taxes (whether imposed directly or through withholding) including any interest, fine, sales and use taxes, all taxes which the Company and any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties with respect to the period covered by such tax returns, additions to tax, or penalties applicable thereto due or claimed to be due from such entities have been timely paid, and (B) no deficiency assessment with respect to a proposed adjustment of the Company or its subsidiaries’ federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, in each case of (A) and (B), other than such taxes or adjustments that are being contested in good faith or for which adequate reserves have been provided, and (iii) to the Company’s knowledge, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or its subsidiaries.

(ff)    Fair Summary. The discussion set forth in the Pricing Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Considerations” fairly summarizes in all material respects (subject to the limitations and qualifications set forth therein) the United States federal income tax consequences of the acquisition, ownership and disposition of the Securities.

(gg)    IT Systems. The Company and its subsidiaries have taken commercially reasonable measures to maintain protections against unauthorized access to, or disruption or failure of, their information technology systems. To the Company’s knowledge, during the past twelve months, neither the Company nor any of its subsidiaries have been subject to any material unauthorized access to their data contained on their information technology systems.

(hh)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(ii)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj)    No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(kk)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)    Intellectual Property. The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their business, except for any failure to own or have the right to use Intellectual Property as would not have, individually or in the aggregate, a Material Adverse Effect.

(mm)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn)    No Registration Rights. Other than as described in the Pricing Disclosure Package, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Securities to be sold by the Company hereunder.

(oo)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Securities Act.

4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered), if any, to the Underwriters in New York City prior to 10:00 A.M., New York City time, not later than the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(b)    Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)    Notice to the Representatives. The Company will advise the Representatives promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing

Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to a Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided the Company will be deemed to have complied with this covenant to the extent that such earnings statement is filed in accordance with the rules and regulations of the Commission and on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(h)    Clear Market. During the period beginning from the date hereof and continuing to and including the date that is 30 days after the date of the Prospectus, neither the Company, nor any of its subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on their behalf, will, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the Securities or the Preferred Shares, including any securities that are convertible into or exchangeable for, or that represent rights to receive, the Securities or securities that are substantially similar to the Securities (other than the Securities to be sold hereunder), or file with, or submit to, the Commission a registration statement under the Securities Act relating to such securities.

(i)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(j)    Exchange Listing. The Company will use its reasonable best efforts to effect the listing of the Securities on The Nasdaq Stock Market LLC (the “NASDAQ”) within 30 days of the Initial Closing Date.

(k)    Reports. So long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(m)    Deposit of Preferred Shares. Prior to any Closing Date, the Company agrees to deposit the Preferred Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the Securities will be issued by the Depositary against receipt of such Preferred Shares and delivered to the Underwriters against payment therefor at such Closing Date.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Pricing Disclosure Package or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) above or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on any Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of each Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the applicable Closing Date.

(c)    No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock (including the Securities) issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the applicable Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)    Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall have become effective;

(f)    Officer’s Certificate. The Representatives shall have received on and as of the applicable Closing Date, a certificate of the chief financial officer or chief accounting officer of the Company (i) confirming that the representations and warranties of the Company set forth in Section 3 of this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the applicable Closing Date, and (ii) to the effect set forth in paragraphs (a), (c) and (d) above.

(g)    Comfort Letters. On the date of this Agreement and on each Closing Date (i) Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letters delivered on a Closing Date, shall use a “cut-off” date no more than two business days prior to such Closing Date, and (ii) the Representatives shall have received a certificate of the chief accounting officer of the Company in form and substance satisfactory to the Representatives, stating, as of such date, the conclusions and findings of such individual, in her capacity as chief accounting officer of the Company, with respect to the financial information and such other matters as reasonably requested by the Representatives.

(h)    Opinion and Disclosure Letter of Counsel for the Company. Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and disclosure letter, dated the applicable Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1 hereto.

(i)    In-House Opinion. Bruce Schindler, Esq., Head of General Corporate Law and Associate General Counsel of the Company, shall have furnished to the Representatives his written opinion, dated the applicable Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-2 hereto.

(j)    Opinion and Disclosure Letter of Counsel for the Underwriters. The Representatives shall have received on and as of the applicable Closing Date, an opinion and disclosure letter, addressed to the Underwriters, of Sullivan & Cromwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)    No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the applicable Closing Date, prevent the sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the applicable Closing Date, prevent the sale of the Securities.

(l)    Good Standing. The Representatives shall have received on and as of the applicable Closing Date satisfactory evidence of the good standing of the Company and the Material Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)    Additional Documents. On or prior to the applicable Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its partners, affiliates participating in the distribution, directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) the Prospectus (or any amendment or supplement thereto, when considered together with the document to which such amendment or supplement relates), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) or the Pricing Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, or any such amendment or supplement(s) in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b)    Indemnification of the Company by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto, when considered together with the document to which such amendment or supplement relates), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, or any such amendment or supplement(s) in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: the concession per Security set forth in the second and third sentences of the seventh paragraph, the tenth paragraph and the first four sentences of the eleventh paragraph in the section entitled “Underwriting (Conflicts of Interest)” in the Prospectus Supplement.

(c)     Notice and Procedures. Promptly after receipt by an indemnified party under paragraph (a) or (b) above (the “Indemnified Person”) of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph (the “Indemnifying Person”), notify the Indemnifying Person in writing of the commencement thereof; the omission so to notify the Indemnifying Person shall relieve it from any liability which it may have to any Indemnified Person under such paragraph, to the extent the Indemnifying Person is actually materially prejudiced by such omission and shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under such paragraph. In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person or any other Indemnified Person), and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnifying Person and such Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and such Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. In no event shall the Indemnifying Person be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances. If the Indemnified Persons are Underwriters, their affiliates, directors, officers or any control persons of Underwriters, any such separate counsel shall be designated in writing by the Underwriters. If the Indemnified Persons are the Company, its directors, its officers and any control persons of the Company, such separate counsel shall be designated in writing by the Company.

(d)    Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) above is unavailable or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each Indemnifying Person under such paragraph shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been made (or omitted) by, or relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if any of the Underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to in paragraph (d) above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Person in connection with investigating or, except as provided in paragraph (c) above, defending any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Termination.

(a)    This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to any Closing Date, there shall have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Representatives, be likely to prejudice materially the success of the proposed issuance, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a suspension or material limitation in trading in the Company’s securities that are listed on the NASDAQ; (iv) a suspension or material limitation in clearing and/or settlement in securities generally; (v) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (vi) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any other national or international calamity or emergency (including without limitation as a result of an act of terrorism or cyber attack) if the effect of any such event specified in this clause (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(b)    If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall then be under no liability to any Underwriter with respect to the Securities covered by this Agreement except as provided in Section 7 and Section 10 hereof; but, if for any other reason, Securities are not delivered by or on behalf of the Company as provided herein, including if this Agreement is terminated pursuant to clause (iii) of subsection (a) above, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriters in respect of such Securities except as provided in Section 7 and Section 10 hereof.

9.    Defaulting Underwriter.

(a)    If, on a Closing Date any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the applicable Closing Date, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the applicable Closing Date does not exceed one-eleventh of the aggregate number of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the applicable Closing Date exceeds one-eleventh of the aggregate number of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.    Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation the following: (i) the fees, disbursements and expenses of counsel and accountants to the Company and all other expenses in connection with the preparation, printing, distribution and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, and any Issuer Free Writing Prospectus and any exhibits, amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing, reproducing and distributing the Transaction Documents; (iii) all fees and expenses in connection with the qualification of the Securities for offering and sale under state securities laws and insurance securities laws, (including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification); (iv) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any depositary (including the Depositary), paying agent, registrar or transfer agent for the Securities or the Preferred Shares, and the fees and disbursements of counsel for any such depositary, paying agent, registrar or transfer agent; (viii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with or in connection with any “road show” presentation to prospective purchasers of the Securities; (ix) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (x) if required, all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA (including the reasonable fees and disbursements of counsel for the Underwriters in connection with any such filing and clearance); (xi) all expenses and application fees in related to listing the Securities on the NASDAQ; and (xii) all other costs and expenses incident to the performance of the obligations of the Company which are not otherwise specifically provided for in this Section; provided that the fees and expenses of counsel for the Underwriters pursuant to clauses (iii) and (x) hereof shall not exceed $15,000 in the aggregate. Except as provided in this Section 10 and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Securities by them.

11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 15:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (fax: (704) 410-0326); BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Attention: High Grade Transaction Management/Legal (fax: (646) 855-5958); Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division (fax: (212) 761-6691); UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate (fax: (203) 719-0495); and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor (fax: (212) 834-6081), in each case with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (fax: (212) 558-3588), Attention: Marion Leydier. Notices to the Company shall be given to Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277 (fax: (212) 949-5927), Attention: Bruce Schindler, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 (fax: (212) 909-6836), Attention: Peter J. Loughran.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)    Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(f)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Janet Morgan
Name:	Janet Morgan
Title:	Treasurer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

BOFA SECURITIES, INC.

By:	/s/ Matthew Basler
Name:	Matthey Basler
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name:	Ian Drewe
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ James Anderson
Name:	James Anderson
Title:	Executive Director

By:	/s/ Ahmet Yetis
Name:	Ahmet Yetis
Title:	Executive Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

For themselves and on behalf of the several

Underwriters listed on Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Depositary Shares
Wells Fargo Securities, LLC	2,520,000
BofA Securities, Inc.	2,520,000
Morgan Stanley & Co. LLC	2,520,000
UBS Securities LLC	2,520,000
J.P. Morgan Securities LLC	1,260,000
Goldman Sachs & Co. LLC	700,000
Barclays Capital Inc.	420,000
BNP Paribas Securities Corp.	420,000
Deutsche Bank Securities Inc.	420,000
U.S. Bancorp Investments, Inc.	420,000
Academy Securities, Inc.	70,000
R. Seelaus & Co., LLC	70,000
Stern Brothers & Co.	70,000
CastleOak Securities, L.P.	70,000

Total	14,000,000

Sch. 1-1

Schedule 2

Material Subsidiaries

Brighthouse Holdings, LLC*

Brighthouse Life Insurance Company*

New England Life Insurance Company

Brighthouse Life Insurance Company of NY

Brighthouse Reinsurance Company of Delaware*

Brighthouse Investment Advisers, LLC

*	“Significant Subsidiary” as defined in Rule 1-02 of Regulation S-X.

Sch. 2-1

Annex A

Free Writing Prospectuses Included in Pricing Disclosure Package

1.	Final Term Sheet, dated May 18, 2020, in the form attached hereto as Annex B.

Annex A-1

Annex B

Brighthouse Financial, Inc.

14,000,000 Depositary Shares

each representing a 1/1,000th interest in a share of

6.750% Non-Cumulative Preferred Stock, Series B

Pricing Term Sheet

May 18, 2020

The information in this final term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement, dated May 18, 2020 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus, dated September 5, 2018. This final term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	Brighthouse Financial, Inc. (“Issuer”)

Securities:	Depositary shares (“Depositary Shares”), each representing a 1/1,000th interest in a share of the Issuer’s 6.750% Non-Cumulative Preferred Stock, Series B (“Preferred Shares”)

Number of Depositary Shares:	14,000,000 (corresponding to 14,000 Preferred Shares)

Over-Allotment Option:	The underwriters have the option to purchase up to an additional 2,100,000 Depositary Shares (corresponding to 2,100 additional Preferred Shares) solely to cover over-allotments

Annex B-1

Liquidation Preference:	$25,000 liquidation preference per Preferred Share (equivalent to $25.00 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends

Price to the Public:	$25.00 per Depositary Share

Underwriting Discount (Retail):	$0.7875 per Depositary Share

Underwriting Discount (Institutional):	$0.5000 per Depositary Share

Proceeds (after Underwriting Discount and before Expenses) to the Issuer:	$24.2141 per Depositary Share / $338,998,000 total (without exercise of the over-allotment option)

Maturity Date:	Perpetual

Pricing Date:	May 18, 2020

Settlement Date:	May 21, 2020 (T+3)*

Dividend Rate:	6.750% on the stated amount of $25,000 for each Preferred Share per year

Dividend Payment Dates:	When, as and if declared by the Issuer’s board of directors or a duly authorized committee thereof, the Issuer will pay dividends on a non-cumulative basis, quarterly in arrears on the 25th day of March, June, September and December of each year, accruing from and including the Settlement Date, commencing on September 25, 2020.

Optional Redemption:

The Issuer may elect to redeem the Preferred Shares:

•  in whole at any time or in part from time to time on or after June 25, 2025 at a redemption price equal to $25,000 per Preferred Share (equivalent to $25.00 per Depositary Share), plus an amount equal to any accrued and unpaid dividends that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption;

Annex B-2

•  in whole, but not in part, at any time prior to June 25, 2025, within 90 days of the occurrence of a “regulatory capital event” (as defined in the Preliminary Prospectus Supplement), at a redemption price equal to $25,000 per Preferred Share (equivalent to $25.00 per Depositary Share), plus an amount equal to any accrued and unpaid dividends that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption; or

•  in whole, but not in part, at any time prior to June 25, 2025, within 90 days of the occurrence of a “rating agency event” (as defined in the Preliminary Prospectus Supplement), at a redemption price equal to $25,500 per Preferred Share (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such date of redemption.

Day Count Convention:	30/360

Listing:	Application has been made to list the Depositary Shares on The Nasdaq Stock Market LLC.

CUSIP / ISIN:	10922N 509 / US10922N5095

Anticipated Ratings**:	[Reserved]

Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. Morgan Stanley & Co. LLC UBS Securities LLC J.P. Morgan Securities LLC

Joint Lead Manager:	Goldman Sachs & Co. LLC

Co-Managers:	Barclays Capital Inc. BNP Paribas Securities Corp. Deutsche Bank Securities Inc. U.S. Bancorp Investments, Inc.

Annex B-3

* Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days (“T+2”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Depositary Shares prior to the second business day before delivery of the Depositary Shares hereunder will generally be required, by virtue of the fact that the Depositary Shares initially settle on the third business day following the Pricing Date (“T+3”), to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to their date of delivery hereunder should consult their advisors.

** The rating of the Depositary Shares should be evaluated independently from similar ratings of other securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

The Issuer has filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents free of charge by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751; BofA Securities, Inc. toll-free at 1-800-294-1322; Morgan Stanley& Co. LLC toll-free at 1-866-718-1649; UBS Securities LLC toll-free at 1-888-827-7275; or J.P. Morgan Securities LLC collect at 212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex B-4

Annex C-1

Form of Opinion of Counsel for the Company

May 21, 2020

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters listed

in Schedule 1 to the Underwriting Agreement

Brighthouse Financial, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to Brighthouse Financial, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale today of [•] depositary shares (the “[Firm] Depositary Shares”), each representing a 1/1,000th interest in one share of the Company’s [•]% Non-Cumulative Preferred Stock, Series B, par value $0.01 per share, with a liquidation preference amount of $25,000 per share (the “Series B Preferred Stock”), and in the aggregate representing [•] shares (the “[Firm] Preferred Shares”) of Series B Preferred Stock, pursuant to the Underwriting Agreement, dated May 18, 2020 (the “Underwriting Agreement”), among the Company, you, as representatives of the several underwriters, and the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”)

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[and your notice, dated May [●], 2020, of the Underwriters’ exercise of their over-allotment option pursuant to Section 2(b) of the Underwriting Agreement with respect to [●] additional depositary shares (together with the Firm Depositary Shares, the “Depositary Shares”), each representing a 1/1,000th interest in one share of the Series B Preferred Stock and, and in the aggregate representing [●] shares (the “Option Preferred Shares” and together with the Firm Preferred Shares, the “Preferred Shares”) of Series B Preferred Stock]. The Depositary Shares will be evidenced by a global registered receipt (the “Global Registered Receipt”) to be issued pursuant to the Deposit Agreement, dated May 21, 2020 (the “Deposit Agreement”), among the Company, Computershare Inc., a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively, as depositary (the “Depositary”), and the holders from time to time thereof. We are delivering this letter to the Underwriters pursuant to Section 6(h) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings: The term “DGCL” means the General Corporation Law of the State of Delaware, as in effect on the date hereof. The term “Material Adverse Effect” means a material adverse effect on the business, operations, property or financial condition of the Company and its subsidiaries taken as a whole. The term “1940 Act” means the Investment Company Act of 1940, as amended, as in effect on the date hereof. The term “Prospectus” means the base prospectus, dated September 5, 2018, relating to the Company’s registration statement on Form S-3 (Registration No. 333-227190), filed as part of such registration statement (the “Base Prospectus”), as supplemented by, and together with, the final prospectus supplement, dated May 18, 2020, relating to the Preferred Shares and the Depositary Shares in the form filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act. The term “Preliminary Prospectus” means the Base Prospectus, as supplemented by, and together with, the preliminary prospectus supplement, dated May 18, 2020, relating to the Preferred Shares and the Depositary Shares, in the form filed with the SEC pursuant to Rule 424(b) under the Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended, as in effect on the date hereof. The term “Certificate of Designations” means the Certificate of Designations with respect to the Series B Preferred Stock as filed by the Company on May [•], 2020 with the Secretary of State of the State of Delaware.

In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Designations, the Underwriting Agreement, the Deposit Agreement, the Global Registered Receipt and such other organizational documents, agreements, documents and records of the Company and its subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons as we have deemed appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) made such investigations of law as we have deemed appropriate as a basis for such opinions.

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In rendering the opinions expressed below, we have assumed, with the permission of the Underwriters, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the corporate or other power and authority of the Depositary to enter into and perform its obligations under the Deposit Agreement and the Global Registered Receipt, (vi) the due authorization, execution and delivery of the Deposit Agreement by the Depositary, (vii) the due authorization, execution, delivery and issuance of the Global Registered Receipt by the Depositary, (viii) the enforceability of the Deposit Agreement and the Global Registered Receipt against the Depositary, (ix) that the Preferred Shares are uncertificated and that the statements required by Section 151(f) of the DGCL have been furnished in accordance with the DGCL, and (x) that, upon the issuance of the Preferred Shares by the Company, such issuance will be duly recorded in the stock ledger of the Company.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.    The Company is validly existing and in good standing under the laws of the State of Delaware.

2.    The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Deposit Agreement and the Certificate of Designations.

3.    The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

4.    The Deposit Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

5.    The Preferred Shares have been duly authorized by the Company and, when the Preferred Shares have been deposited by the Company in accordance with the Deposit Agreement and the Depositary Shares have been issued in accordance with the terms of the Deposit Agreement and delivered to and paid for by the Underwriters today in accordance with the terms of the Underwriting Agreement, the Preferred Shares will be validly issued, fully paid and non-assessable under the DGCL. The issuance of the Preferred Shares by the Company is not subject to preemptive rights under the DGCL or the certificate of incorporation or the by-laws of the Company.

6.    The Depositary Shares have been duly authorized by the Company and, when the Preferred Shares have been deposited by the Company in accordance with the Deposit Agreement and the Depositary Shares have been issued in accordance with the

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terms of the Deposit Agreement and delivered to and paid for by the Underwriters today in accordance with the terms of the Underwriting Agreement, the Depositary Shares will be validly issued and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.

7.    The statements in the Preliminary Prospectus (together with the final term sheet relating to the Preferred Shares and the Depositary Shares in the form filed with the SEC pursuant to Rule 433 under the 1933 Act) and in the Prospectus under the headings “Description of the Series B Preferred Stock” and “Description of the Depositary Shares,” insofar as such statements purport to summarize certain provisions of the Preferred Shares and the Depositary Shares, respectively, are accurate in all material respects.

8.    Except for (1) any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect, and (2) those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not made, obtained or done would not to our knowledge have a Material Adverse Effect, no consent or authorization of, approval by, notice to or filing with any United States Federal, New York State or (insofar as the DGCL is concerned) Delaware governmental authority is required under United States Federal or New York State law or the DGCL to be obtained or made on or prior to the date hereof by the Company in connection with its execution and delivery of, and the performance by the Company of its obligations in accordance with the terms of, the Underwriting Agreement, the Deposit Agreement and the Certificate of Designations; provided that we express no opinion in this paragraph 8 with respect to United States Federal or state securities laws.

9.    The execution and delivery by the Company of the Underwriting Agreement did not, the execution and delivery by the Company of the Deposit Agreement will not, and the performance by the Company of its obligations in accordance with the terms of the Underwriting Agreement, the Deposit Agreement and the Certificate of Designations will not, violate (a) the certificate of incorporation and by-laws of the Company or (b) any United States Federal or New York State law, rule or regulation known by us to be binding upon the Company or the DGCL; except, in the case of clause (b), for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; provided that we express no opinion in this paragraph 9 with respect to United States Federal or state securities laws.

10.    The Company is not, and, on the date hereof after giving effect to the offering and sale of the Preferred Shares and the Depositary Shares and the application of net proceeds therefrom in the manner contemplated in the Underwriting Agreement and the Prospectus, will not be, required to be registered as an “investment company” (as defined in the 1940 Act) under the 1940 Act.

11.    Subject to the assumptions, qualifications and limitations set forth in the Preliminary Prospectus and the Prospectus, the statements of United States Federal income tax law under the heading “Certain United States Federal Income Tax

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Considerations” in the Preliminary Prospectus and the Prospectus, as they relate to the Preferred Shares and the Depositary Shares, are accurate in all material respects.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including, without limitation, court decisions) or public policy.

Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of the Deposit Agreement, the Depositary Shares or the Certificate of Designations that purports to (a) waive, release or vary any defense, right or privilege of, or any duties owing to, any party to the extent that such waiver, release or variation may be limited by applicable law, (b) constitute a waiver of inconvenient forum or improper venue, (c) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (d) grant a right to collect any amount that a court determines to constitute unearned interest, post-judgment interest or a penalty or forfeiture, (e) grant any right of set-off, including, without limitation, with respect to any contingent or unmatured obligation, (f) provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies or (g) lengthen or shorten the period during which claims otherwise could be made under the applicable statute of limitations. In addition, the enforceability of any provision in the Depositary Agreement, the Depositary Shares or the Certificate of Designations to the effect that (x) the terms thereof may not be waived or modified except in writing, (y) the express terms thereof supersede any inconsistent course of dealing, performance or usage of trade or (z) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances. Our opinions in paragraphs 4 and 6 above with respect to the choice of law provisions of the Depositary Agreement and the Depositary Shares are given in reliance on, and are limited in scope to, Section 5-1401 of the General Obligations Law of the State of New York, and we express no opinion with respect to any such provision insofar as it exceeds or otherwise falls outside the scope of such section.

The opinions set forth in paragraphs 8 and 9 above as to the performance by the Company of its obligations in accordance with the terms of the Underwriting Agreement, the Deposit Agreement and the Certificate of Designations are based solely upon the facts and circumstances as they exist on the date hereof and are rendered as if such obligations were performed by the Company as they exist under such facts and circumstances on the date hereof.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America, each as in effect on the date hereof, in each case that in our experience are generally applicable to transactions of the type contemplated by the Underwriting Agreement without regard to the particular nature of the business conducted by the Company. In particular (and without limiting the generality of the

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foregoing), we express no opinion as to (a) the laws of any country (other than the Federal laws of the United States of America), (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Company or of any other party to or beneficiary of the Underwriting Agreement or the Deposit Agreement or (c) whether the choice of the law of the State of New York as the governing law in the Underwriting Agreement or the Deposit Agreement would be given effect by any court or other governmental authority other than a New York State court. We have assumed, with your permission, that the execution and delivery of the Underwriting Agreement and the Deposit Agreement by each of the parties thereto and the performance of their respective obligations thereunder will not be illegal or unenforceable or violate any fundamental public policy under applicable law (other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America), and that no such party has entered therein with the intent of avoiding or a view to violating applicable law.

The opinions expressed herein are solely for the benefit of the Underwriters and, without our prior written consent, neither our opinions nor this opinion letter may be relied upon by any other person or disclosed to any other person, except that the Depositary may rely upon paragraphs 4 and 6 of this opinion letter insofar as such paragraphs relate to the Deposit Agreement and the Depositary Shares as if such paragraphs were addressed to the Depositary. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise the Underwriters of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

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Form of Disclosure Letter of Counsel for the Company

May 21, 2020

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

listed in Schedule 1 to the Underwriting Agreement

Brighthouse Financial, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to Brighthouse Financial, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale today of [●] depositary shares (the “[Firm] Depositary Shares”), each representing a 1/1,000th interest in one share of the Company’s [●]% Non-Cumulative Preferred Stock, Series B, par value $0.01 per share (the “Series B Preferred Stock”), pursuant to the Underwriting Agreement, dated May 18, 2020 (the “Underwriting Agreement”), among the Company, you, as representatives of the several underwriters, and the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”). [The Company has granted the Underwriters an option to purchase up to [●] additional depositary shares to cover over-allotments (the “Option Depositary Shares” and, together with the Firm Depositary Shares, the “Depositary Shares”), each representing a 1/1,000th interest in one share of the Company’s Preferred Stock.] We are delivering this letter to the Underwriters pursuant to Section 6(h) of the Underwriting Agreement.

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In so acting, we have reviewed the registration statement on Form S-3 (Registration No. 333-227190) of the Company filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, as in effect on the date hereof (the “1933 Act”), the Time of Sale Information (as defined below) and the final prospectus supplement, dated May 18, 2020 (the “Prospectus Supplement”), relating to the Depositary Shares and Series B Preferred Stock, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. As used herein, the term “Registration Statement” means such registration statement on the date such registration statement is deemed to be effective pursuant to Rule 430B under the 1933 Act for purposes of liability under Section 11 of the 1933 Act of the Company and the Underwriters (which, for purposes hereof, is May 18, 2020, the “Effective Date”), including the information deemed to be a part of such registration statement as of the Effective Date pursuant to Rule 430B under the 1933 Act. The term “Base Prospectus” means the base prospectus, dated September 5, 2018, filed as part of the Registration Statement. The term “Preliminary Prospectus” means the Base Prospectus, as supplemented by, and together with, the preliminary prospectus supplement, dated May 18, 2020, relating to the Depositary Shares and Series B Preferred Stock, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. The term “Time of Sale Information” means, collectively, the Preliminary Prospectus and the final term sheet in the form filed with the SEC pursuant to Rule 433 under the 1933 Act and set forth in Schedule A hereto. The term “Prospectus” means the Base Prospectus as supplemented by, and together with, the Prospectus Supplement. As used herein, the terms “Registration Statement,” “Prospectus Supplement” and “Preliminary Prospectus” include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the Effective Date of the Registration Statement or the date of the Prospectus Supplement or the Preliminary Prospectus, as the case may be.

We have reviewed and discussed the contents of the Registration Statement, the Time of Sale Information and the Prospectus with certain officers and employees of the Company, the Company’s internal counsel, representatives of the Underwriters, Underwriters’ counsel and representatives of the Company’s independent accountants. Other than to the limited extent set forth in paragraphs 7 and 11 of our opinion letter, dated the date hereof, addressed to the Underwriters, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus, or the documents incorporated by reference in any of the foregoing, and have made no independent check or verification thereof. We have assumed the accuracy of the representations and warranties of the Company set forth in Section 3(oo) of the Underwriting Agreement as to its status as a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.

On the basis of the foregoing, we advise you as follows:

(i)    The Registration Statement, as of the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, appeared to us on their face to be appropriately responsive in all material respects to the requirements as to form of the

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1933 Act and the applicable rules and regulations of the SEC thereunder, except that we express no view as to (a) the documents incorporated by reference in the Registration Statement or the Prospectus; (b) the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement or the Prospectus; or (c) Regulation S-T.

(ii)    No facts have come to our attention that have caused us to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of [●] p.m. New York City time on May 18, 2020, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of the date of the Prospectus Supplement and as of the date and time of the delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case we express no belief as to (1) the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus or (2) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report on internal control over financial reporting contained in the Registration Statement, the Time of Sale Information or the Prospectus.

(iii)    The Registration Statement became effective upon filing under the 1933 Act, and, based exclusively on our review of the SEC’s Internet site page of stop orders at http://www.sec.gov/litigation/stoporders.shtml, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for such purpose are pending before the SEC.

This letter is solely for the benefit of the Underwriters and, without our prior written consent, neither our beliefs nor this letter may be relied upon by any other person or disclosed to any other person. This letter is limited to the matters stated herein and no views are implied or may be inferred beyond the matters expressly stated herein. The beliefs expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise the Underwriters of facts, circumstances, changes in law or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the beliefs expressed herein.

Very truly yours,

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Addressees Listed on Schedule I

May 21, 2020

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Form of Opinion of In-House Counsel

Bruce Schindler

Head of General Corporate Law and Associate General Counsel

Brighthouse Services, LLC

11225 North Community House Road

Charlotte, NC 28277

Tel (980)-949-3613

May 21, 2020

Addressees Listed on Schedule I

RE:	Brighthouse Financial, Inc. – Issuance and Sale of Depositary Shares, Each Representing a 1/1,000th Interest in a Share of [●]% Non-Cumulative Preferred Stock, Series B

Ladies and Gentlemen:

I am Head of General Corporate Law and Associate General Counsel of Brighthouse Services, LLC, an indirect wholly-owned subsidiary of Brighthouse Financial, Inc., a Delaware corporation (the “Issuer”). Together with other in-house attorneys for the Issuer under my supervision, I have acted as counsel to the Issuer in connection with the issuance and sale today of [●] depositary shares (the “[Firm] Depositary Shares”), each representing a 1/1,000th interest in one share of the Issuer’s [●]% Non-Cumulative Preferred Stock, Series B, par value $0.01 per share with a liquidation preference amount of $[●] per share (the “Preferred Stock”), pursuant to the Underwriting Agreement, dated May 18, 2020 (the “Underwriting Agreement”), among the Issuer, you, as representatives of the several underwriters, and the other underwriters named therein (you and such other underwriters, collectively, the “Underwriters”). [The Issuer has granted the Underwriters an option to purchase up to [●] additional depositary shares to cover over-allotments (together with the Firm Depositary Shares, the “Depositary Shares”), each representing a 1/1,000th interest in the Issuer’s Preferred Stock (the Preferred Stock, together with the Depositary Shares, are referred to herein as the “Securities”).] This opinion letter is being furnished to the Underwriters pursuant to Section 6(i) of the Underwriting Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. The Depositary Shares will be evidenced by a global registered receipt issued pursuant to the Deposit Agreement, dated May 21, 2020 (the “Deposit Agreement”), among the Issuer, Computershare Inc., a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively, as depositary, and the holders from time to time thereof.

In connection with the opinions expressed herein, I or other in-house attorneys for the Issuer under my supervision have examined and relied upon originals (or copies certified or

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Addressees Listed on Schedule I

May 21, 2020

otherwise identified to our satisfaction) of such instruments, certificates and documents and have reviewed such questions of law as we have deemed necessary or appropriate for the purposes of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

Where I have not independently established or verified facts material to the opinions hereinafter expressed, I have relied upon oral or written statements, certificates, opinions and representations of officers and other representatives of the Issuer and others.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations, assumptions, qualifications and exceptions set forth herein, it is my opinion that:

(i)

Based solely on our review of certificates dated May [●], 2020, May [●], 2020 or May [●], 2020, as applicable, from the Office of the Secretary of the State, or similar governing body, of the jurisdiction of incorporation or formation of each such Material Subsidiary as to the existence and good standing in such jurisdiction of such Material Subsidiary, and the certificate of incorporation, or similar organizational document, of such Material Subsidiary, each Material Subsidiary is validly existing and is in good standing under the laws of its jurisdiction of organization, with the power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; in rendering the opinion in this paragraph (i) with respect to Brighthouse Life Insurance Company of NY, I have, in addition to Brighthouse Life Insurance Company of NY’s charter, relied solely upon and assume the accuracy of the Certificate of Good Standing from the New York Department of Financial Services, dated May [●], 2020;

(ii)

The Issuer and each Material Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(iii)

Each Insurance Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation is licensed as an insurance company in its respective jurisdiction of incorporation, and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Pricing Disclosure Package and the Prospectus, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each Insurance Subsidiary has all other Approvals of and from all insurance regulatory authorities to conduct its business,

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Addressees Listed on Schedule I

May 21, 2020

with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; to my knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to my knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

(iv)

Each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its business, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; and, except as otherwise described in the Pricing Disclosure Package and the Prospectus, to my knowledge, no Broker-Dealer Subsidiary or Investment Advisor Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) such Broker-Dealer Subsidiary or Investment Advisor Subsidiary would in fact be required either to obtain any such additional Approvals or to cease or otherwise to limit engaging in a certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect;

(v)

To my knowledge and other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or any Material Subsidiary is a party or to which any property of the Issuer or any Material Subsidiary is subject, challenging the transactions contemplated by the Underwriting Agreement or which, if determined adversely to the Issuer or any Material Subsidiary, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to my knowledge and other than as described or contemplated in Pricing Disclosure Package and the Prospectus, no such proceedings are threatened by governmental authorities or threatened by others and no governmental authority has advised the Issuer that it is contemplating any such proceedings; and

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Addressees Listed on Schedule I

May 21, 2020

(vi)

The issuance and sale today by the Issuer of the Securities in accordance with the terms of the Certificate of Designations, the Deposit Agreement and the Underwriting Agreement, as applicable, and the execution and delivery by the Issuer of and the compliance by the Issuer with all of the provisions of the Certificate of Designations, the Deposit Agreement and the Underwriting Agreement and the consummation by the Issuer of the transactions therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other written agreement or similar instrument to which, to my knowledge, the Issuer or any of its Material Subsidiaries is a party or by which, to my knowledge, the Issuer or any of its Material Subsidiaries is bound or to which, to my knowledge, any of the property or assets of the Issuer or any of its Material Subsidiaries is subject, in each case other than such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the validity or performance by the Issuer of the Certificate of Designations, the Deposit Agreement and the Underwriting Agreement; nor will such action result in any violation of (a) the provisions of the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Issuer, (b) the provisions of the certificate of incorporation or by-laws, or other organizational documents, of any Material Subsidiary or (c) any law, rule or regulation applicable to the Issuer, any of its Material Subsidiaries or, to my knowledge, any of their respective properties, in the case of clauses (b) and (c) above other than such violations as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the validity or performance of the Certificate of Designations, the Deposit Agreement and the Underwriting Agreement and the validity of the Securities; provided, that no opinion is given herein with respect to (i) the Securities Act, the Exchange Act, the rules and regulations issued pursuant to each such act, or any order, rule or regulation made or established by the Financial Industry Regulatory Authority or (ii) any state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters. The opinion set forth in this paragraph (vi) as to the compliance by the Issuer with its obligations in accordance with the terms of the Certificate of Designations, the Deposit Agreement and the Underwriting Agreement is based solely upon the facts and circumstances as they exist on the date hereof and is rendered as if the Issuer had performed such obligations on the date hereof.

I am a member of the Bar of the State of New York, and do not hold myself out as being conversant with the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I express no opinion as to, or as to the effect or applicability of, the laws of any other jurisdiction.

Annex C-2-4

Addressees Listed on Schedule I

May 21, 2020

The opinions herein are expressed as of the date hereof and I assume no obligation to update, revise or supplement this letter, nor to communicate further with or advise the Underwriters with respect to any matter covered in this letter or any change, development, occurrence, circumstance or condition in respect of any such matter occurring after the date hereof. The foregoing opinions are limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated. This opinion is furnished only to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in connection with the closing occurring today and the offering of the Securities, pursuant to the Certificate of Designations, the Deposit Agreement and the Underwriting Agreement, as applicable. This letter may not be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission, and may not be relied upon by any person other than the Underwriters, subject to the assumptions, limitations, qualifications and conditions contained herein.

[Signature page follows]

Annex C-2-5

Addressees Listed on Schedule I

May 21, 2020

Sincerely,

Bruce Schindler
Head of General Corporate Law and Associate General Counsel

[Signature Page to In-House Counsel Opinion]

SCHEDULE I

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

listed in Schedule 1 to the Underwriting Agreement